EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated June 26, 2013, with respect to the financial statements included in the Annual Report of the Goodrich Corporation Employees’ Savings Plan on Form 11-K for the year ended December 31, 2012. We hereby consent to the incorporation by reference of said report in the Registration Statement of Goodrich Corporation on Form S-8 (No. 333-107866) and of United Technologies Corporation on Form S-8 (No. 333-183123).

/s/ Grant Thornton LLP

Charlotte, North Carolina

June 26, 2013

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-107866) pertaining to the Goodrich Corporation Employees’ Savings Plan (the Plan) of our report dated June 19, 2012, with respect to the financial statements and schedule of the Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2012, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Charlotte, North Carolina

June 26, 2013